UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2018

Plastic2oil, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20 Iroquois Street, Niagara Falls, NY 14303

(Address of Principal Executive Offices) (Zip Code)

716-278-0015

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

On July 6, 2018, Plastic2Oil, Inc., a Nevada corporation (the “Company”), executed a promissory note in favor of Hess Millwork Limited, a company owned by Mr. Lee Brain, , a director of the Company, to memorialize various advances, in the amount of $50,000 in total, . The promissory note bears interest at the rate of 4% per annum. All principal and interest on the promissory note is due and payable in full by the Company on demand. The repayment of promissory note will be secured by a mortgage on the Company’s blending site in Thorold, Ontario Canada. It is anticipated that the proceeds of these advances will be used for working capital purposes. The foregoing summary of the promissory note does not purport to be complete and is qualified in its entirety by reference to the actual promissory note, a copy of which is attached to this Report as Exhibit 10.1.

SECTION 2 — FINANCIAL INFORMATION

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Report is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits. (d) Exhibits. The exhibits required by this item are listed on the Exhibit Index hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Plastic2oil, Inc.

By	/s/ Richard Heddle
Name:	Richard Heddle
Title:	Chief Executive Officer

Date: July 12, 2018

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Demand Note